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                                                                       Exhibit 5
                                                                       ---------

                                 March 26, 2002


Ariba, Inc.
807 11th Avenue
Sunnyvale, California 94089

               Re: Ariba, Inc. (the "Company") Registration Statement for an aggregate of 16,122,383 shares of Common Stock

Ladies and Gentlemen:

     We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of (i) 13,122,383 shares of Common Stock available for issuance under the 1999 Equity Incentive Plan and (ii) 3,000,000 shares of Common Stock available for issuance under the Employee Stock Purchase Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the 1999 Equity Incentive Plan and Employee Stock Purchase Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                              Very truly yours,




                              /s/ Gunderson Dettmer Stough Villeneuve Franklin &
                                  Hachigian, LLP